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                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549



                            FORM 8-K/A

                          CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported):  March 30, 1998


                      SYPRIS SOLUTIONS, INC.
      (Exact name of registrant as specified in its charter)



    DELAWARE                  0-24020             61-1321992
(State or other             (Commission          (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



        455 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202
             (Address of principal executive offices)



                             (502) 585-5544
       (Registrant's telephone number, including area code)



              FORMERLY GROUP TECHNOLOGIES CORPORATION
   (Former name or former address, if changed since last report)

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	  This Current Report on Form 8-K/A is being filed  as an amendment to Sypris Solutions, Inc.'s Current Report on Form 8-K filed April 14, 1998, to include herein a description of Sypris Solutions, Inc.'s capital stock.

ITEM 5. OTHER EVENTS.

Delaware Reincorporation

          On March 30, 1998, Group Technologies Corporation, a Florida corporation, changed its state of incorporation by merging with and into Sypris Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of Group Technologies Corporation ("Sypris"). The reincorporation was approved by the shareholders of Group Technologies Corporation at the meeting of its shareholders held on March 16, 1998. The Certificate of Incorporation and By-Laws of Sypris are included as exhibits to this Current Report on Form 8-K. Pursuant to paragraph (a) of Rule 12g-3 promulgated pursuant to the Securities Exchange Act of 1934 (the "Act"), the common stock of Sypris is deemed registered under Section 12(g) of the Act.

Description of Capital Stock

     The Certificate of Incorporation of Sypris (the "Certificate of Incorporation") authorizes the issuance of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock"), 10,000,000 shares of nonvoting common stock, par value $.01 per share ("Nonvoting Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     The holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of shares of Preferred Stock, if any, then outstanding. Holders of Common Stock have no preemptive rights or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

     At May 8, 1998, 9,429,092 shares of Common Stock were outstanding and held of record by 588 stockholders. At May 8, 1998, options to purchase an aggregate of 982,554 shares of Common Stock were also outstanding.

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     The Nonvoting  Common  Stock  has  no  voting  rights except for those voting  rights  required  by  the  Delaware  General Corporation  Law  (the
"DGCL").   Subject  to  the limitations described  in  the  Certificate  of
Incorporation,  holders  of   Common   Stock  and  Nonvoting  Common  Stock
participate equally in any dividends (payable in cash, stock or property) and stock splits, when and as declared by the Board of Directors, out of legally available assets of the corporation; provided, however, that, in the event of a stock split, or a pro rata stock dividend of like shares declared on outstanding shares, the holders of Common Stock will receive shares of Common Stock and the holders of Nonvoting Common Stock will
receive   shares  of  Nonvoting  Common  Stock.   In  the  event  Sypris is
liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Sypris Common Stock and Nonvoting Common Stock participate equally in any distribution.

     If at any time while there are shares of Common Stock and Nonvoting Common Stock issued and outstanding, the Board of Directors determines, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the quotation, listing, or trading of Common Stock or Nonvoting Common Stock on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, or which would otherwise have a material adverse effect on Sypris, due to Sypris having more than one class of common shares outstanding, then the Board of Directors may by reversion convert all outstanding shares of Nonvoting Common Stock into Common Stock on a share for share basis. At present, there are no shares of Preferred Stock outstanding.

     The Certificate of Incorporation and the Bylaws of the Company contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

     Pursuant to the Company's Certificate of Incorporation, the Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions, any or all of which may be greater than the rights of the Common Stock and Nonvoting Common Stock, and to fix the number of shares constituting any series and the designation of such series. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Sypris without further action by the stockholders, may adversely affect the voting power and other rights of the holders of Common Stock and may have the effect of decreasing the market price of the Common Stock. At present, there are no shares of Preferred Stock outstanding.

Certain Provisions of the Certificate of Incorporation and Bylaws

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      The Certificate of Incorporation contains several provisions that may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult. These include provisions (i) providing that only a majority of the Board of Directors or the holders of not less than 50% of all shares entitled to cast votes at the meeting may call a special meeting of stockholders and (ii) restricting the procedures by which stockholders may nominate persons for election to the Board of Directors and the procedures by which stockholders may properly bring business before
annual meetings of stockholders.   In addition, the ability  of  Sypris  to
issue Preferred Stock and Nonvoting Common Stock, with such rights, preferences, privileges and limitations as the Board of Directors may determine, could have the effect of impeding the acquisition of control of Sypris.

     The Certificate of Incorporation contains a provision that eliminates a director's liability for monetary damage for breaches of fiduciary duty of care, subject to certain exceptions described below (the "Liability Provision"). The Liability Provision does not relieve a director of monetary liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, the unlawful repurchase or redemption of stock or payment of unlawful dividends or any transaction from which a director derives an improper personal benefit.

Certain Provisions of Delaware Law

     Sypris is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination"
(defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of a company, and certain transactions that would increase the interested stockholder's proportionate share ownership in a company) transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested stockholder. In general, Section 203 defines an interested stockholder as any entity or person who, together with affiliates and associates, beneficially owns (or within three years, did beneficially own)

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15% or more of a corporation's  voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Sypris and, accordingly, may discourage attempts to acquire Sypris.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     C.   Exhibits

          2 Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 by and among Group Financial Partners, Inc., Group Technologies Corporation, Bell Technologies, Inc., and Tube Turns Technologies, Inc. is incorporated by reference to Exhibit 2 to Group Technologies Corporation's Registration Statement on Form S-4/A filed February 12, 1998 (Registration No. 333-20299).

          4(a) Agreement and Plan of Merger dated September 22, 1997 by and between Group Technologies Corporation and Sypris Solutions, Inc. is incorporated by reference to Appendix G to the Prospectus included in Group Technologies Corporation's Registration Statement on Form S-4/A filed February 12, 1998 (Registration No. 333-20299).

          4(b) Certificate  of Incorporation of Sypris Solutions,  Inc.  is
               incorporated by reference to Appendix H to the Prospectus included in Group Technologies Corporation's Registration Statement on Form S-4/A filed February 12, 1998 (Registration No. 333-20299).

          4(c) Bylaws  of  Sypris   Solutions,   Inc.  is  incorporated  by
               reference to Appendix I to the Prospectus included in Group Technologies Corporation's Registration Statement on Form S-4/A filed February 12, 1998 (Registration No. 333-20299).

          23   Consent of Ernst & Young LLP.

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SYPRIS SOLUTIONS, INC.



                              By:/S/ JEFFREY T. GILL
                                 Jeffrey T. Gill,
                                 President and Chief Executive Officer



Date:  April  21, 1998





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